KCCW
Certified Public Accountants

              Audit . Tax . Consulting . Financial Advisory
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    Registered with Public Company Accounting Oversight Board (PCAOB)


August 22, 2018


Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549


We have read Item 4.01 of the Current Report on Form 8-K dated
August 15, 2018 of Emaginos Inc. and are in agreement with the statements regarding our firm. We have no basis to agree or disagree with the other statements contained therein.


Very truly yours,


/s/ KCCW Accountancy Corp.

KCCW Accountancy Corp.
Los Angeles, California

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                                            KCCW Accountancy Corp.
           5042 Wilshire Blvd., #30011, Los Angeles, CA 90036 USA
    Tel: +1 323 867 9880 . Fax +1 323 375 0500 . info@kccwcpa.com